SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement ( ) Confidential, for Use of the
Commission Only (as permitted by Rule 14a-6(e)(2))

(x) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11© or Rule 14a-12

SYNALLOY CORPORATION

---------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

(x) No fee required

( ) $125 per Exchange Act Rules 0-11©(1)(ii), 14a-6(i)(1), or 14a6(i)(2) or
Item 22a(2) of Schedule 14A

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

1. Title of each class of securities to which transaction applies
--------------------------------------------------------------

2. Aggregrate number of securities to which transaction applies:
--------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

--------------------------------------------------------------

5. Total fee paid:

--------------------------------------------------------------

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:---------------

For, Schedule or Registration Statement No.:-------------

Filing Party:--------------------------------------------

Date Filed:----------------------------------------------

SYNALLOY CORPORATION
Post Office Box 5627
Spartanburg, South Carolina 29304

NOTICE OF ANNUAL MEETING
April 24, 2003

TO THE STOCKHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the offices of the Company, 2155 West Croft Circle, Spartanburg, South Carolina, on Thursday, April 24, 2003, at 10:00 a.m. local time. The following important matters will be presented for your consideration:

1. To elect six (6) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 25, 2003 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors

Cheryl C. Carter
Secretary

Spartanburg, South Carolina
March 25, 2003

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE FILL IN, DATE, SIGN AND MAIL the enclosed Proxy promptly. If you attend the meeting, you may either use your proxy, or withdraw your proxy and vote in person.

The 2002 Annual Report on Form 10-K is furnished herewith.

SYNALLOY CORPORATION
CROFT INDUSTRIAL PARK
POST OFFICE BOX 5627
SPARTANBURG, SOUTH CAROLINA 29304

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 24, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the "Company") of proxies to be voted at the Annual Shareholders' Meeting to be held at the offices of the Company, 2155 West Croft Circle, Spartanburg, South Carolina, on April 24, 2003, at 10:00 a.m. local time, and at all adjournment(s) thereof.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is March 25, 2003.

Quorum and Voting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 25, 2003. On February 25, 2003, the Company had outstanding 5,964,304 (excluding 2,035,696 shares held in treasury) shares of Common Stock. Each shareholder of Common Stock is entitled in respect of each matter to be voted on at the meeting to one (1) vote per share, except that in the election of Directors shareholders have cumulative voting rights.

If a quorum is present at the Annual Meeting, Directors will be elected by a plurality of the votes cast by shares present in person and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes. Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected, or (2) by distributing his votes on the same principle among any number of candidates. Any shareholder who intends to so vote his shares shall either (1) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (2) announce his intention in such meeting before the voting for Directors shall commence. If a shareholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting shall without further notice be entitled to cumulate their votes.

If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting will be approved if a majority of shares present and entitled to vote at the meeting cast their votes in favor of the proposals.

Cost of Solicitation. The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, telegram or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of W. F. Doring & Company, a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $2,500 plus reimbursement of out-of-pocket expenses.

Voting by Proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for the election to the Board of Directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revocability of Proxy. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304; by delivering a valid proxy bearing a later date to the Company's offices at 2155 West Croft Circle, Spartanburg, South Carolina or by attending the meeting and voting in person.Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the annual meeting will not in itself constitute revocation of a proxy.

SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT

The Company's Annual Report to Stockholders including Form 10-K for the year ended December 28, 2002, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Copies of exhibits to the Form 10-K will be provided upon written request to Cheryl C. Carter, Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, South Carolina 29304 at a charge of $.10 per page. Copies of the Form
10-K and exhibits may also be downloaded from the Securities and Exchange Commission website at: http://www.sec.gov

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF THE COMPANY'S COMMON STOCK

The table below details certain information regarding persons known by the Company to be the beneficial owners of more than five (5%) percent of the Company's Common Stock as of February 25, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates 1414 Avenue of the Americas New York, NY 10019	596,700 (1)	10.00

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	520,332 (2)	8.72

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	401,500 (3)	6.73

James G. Lane, Jr. PO Box 5627 Spartanburg, SC 29304	387,538(4)	6.50

(1) Royce & Associates, Inc. ("Royce") is an investment advisor registered with the Securities & Exchange Commission under the Investment Advisors Act of 1940. This information was obtained from Royce's Schedule 13G dated February 5, 2003.

(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company described in its Schedule 13G that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all such securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. This information was obtained from Dimensional's Schedule 13G dated February 3, 2003.

(3) These securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. which owns 401,500 shares, (6.7% of the shares outstanding), as to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information was obtained from Price Associates' Schedule 13G dated February 14, 2003.

(4) The aggregate number of shares of Common Stock owned beneficially by Mr. Lane includes direct ownership of 160,574 shares; indirect ownership of 1,964 shares held by the trustee under Synalloy's 401(k)/ESOP Plan, 25,000 shares held in an IRA, 173,750 shares owned by his spouse as to which Mr. Lane disclaims beneficial ownership, and options to purchase 26,250 shares exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of February 25, 2003 by each director and nominee for director and each executive officer of the Company for whom compensation information is disclosed under the heading "Executive Compensation."

*Less than 1%

Name of Beneficial Owner	Common Stock Beneficially Owned as of February 25, 2003	Percent of Class
Sibyl N. Fishburn,	96,493 (1)	1.62

James G. Lane, Jr.	387,538 (2)	6.50

Glenn R. Oxner	33,500 (3)	*

Carroll D. Vinson	26,425 (4)	*

Murray H. Wright	235,260 (5)	3.94

Ralph Matera	115,531 (6)	1.94

Ronald H. Braam	31,691 (7)	*

Ronald L. Matthews	20,420 (8)	*

Gregory M. Bowie	62,532 (9)	1.05

All Directors and Executive Officers as a group (10 persons)	1,030,424 (10)	17.28

(1) Includes indirect ownership of 7,065 shares by spouse; 14,000 shares held in trust for children of which Mrs. Fishburn's spouse is trustee; 8,000 shares held in irrevocable trust over which Mrs. Fishburn has certain powers; and exercisable options to purchase 13,500 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.

(2) Includes indirect ownership of 1,964 shares held by the trustee under Synalloy's 401(k)/ESOP Plan; 25,000 shares held by an IRA; 173,750 shares owned by his spouse, as to which Mr. Lane disclaims beneficial ownership; and options to purchase 26,250 shares exercisable within 60 days.

(3) Includes 20,000 shares held jointly by Mr. Oxner and his spouse and exercisable options to purchase 13,500 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.

(4) Includes indirect ownership by spouse of 1,575 shares, 10,000 shares owned by a family partnership; and exercisable options to purchase 13,500 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.

(5) Includes indirect ownership of 45,000 shares held by an IRA; 1,260 held in custodial account for minor children; and exercisable options to purchase 3,000 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.

(6) Includes 24,400 shares which are subject to currently exercisable options, and 431 shares allocated under the Company's 401(k)/ESOP.

(7) Includes 22,900 shares which are subject to currently exercisable options, and 5,491 shares allocated under the Company's 401(k)/ESOP.

(8) Includes 16,000 shares which are subject to currently exercisable options, and 4,420 shares allocated under the Company's 401(k) /ESOP.

(9) Includes 44,400 shares which are subject to currently exercisable options; 9,100 shares held by an IRA; and 5,982 shares allocated under the Company's 401(k)/ESOP.

(10) Includes 169,550 shares which are subject to currently exercisable options, and 21,859 shares allocated under the Company's 401(k)/ESOP.

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen individuals. Upon recommendation of the Nominating Committee, the Board of Directors fixed the number of directors constituting the full Board at six members and recommends that the six nominees listed in the table which follows be elected as directors to serve for a term of one year until the next succeeding Annual Meeting or until their successors are elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the holders of the Board of Directors' proxies will vote the proxies received by them for the election as directors of the six persons named below. If cumulative voting is requested, the holders of the Board of Directors' proxies will vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by the proxy holders.

If, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, one or more of the nominees is not available to serve by reason of any unforeseen contingency, the holders of the enclosed proxy will vote for such substitute nominee as the Board of Directors recommends.

The Board of Directors recommends that stockholders vote "FOR" the election of the six nominees listed below as directors of the Company.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors, a brief description of their principal occupations and business experience during the last five years, and all directorships of publicly held companies other than the Company. The Board Committee assignments are as of February 25, 2003.

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Sibyl N. Fishburn, age 66 Mrs. Fishburn is a graduate of Hollins College, Roanoke, VA. She serves on the Board of the Virginia Nature Conservancy. Mrs. Fishburn is a member of the Nominating and Compensation & Long-Term Incentive Committees.	1979

James G. Lane, Jr., age 69 Mr. Lane served as Chief Executive Officer of the Company from 1987 until his retirement on January 31, 2002. He has served as Chairman of the Board since 1987 and a member of the Executive Committee.	1986

Ralph Matera, age 47
Mr. Matera has served as Chief Executive Officer of Synalloy since February 1, 2002. He began his career with the Company in July 2001, serving as President of Synalloy and CEO of Bristol Metals, L.P., a subsidiary of the Company. Prior to coming to Synalloy, he spent 24 years with Alcoa Inc. an international manufacturer of aluminum and aluminum products, in various manufacturing and general management positions. Most recently, he served as President, Alcoa Foil Products division, a manufacturer of aluminum fin stock products, formed container sheet, aluminum foil and converter foil, headquartered in Lebanon, PA. Mr. Matera serves on the Executive and Nominating Committees.

2002

Glenn R. Oxner, age 64 Mr. Oxner is an Executive Vice President of Scott & Stringfellow, Inc., a securities firm headquartered in Richmond, VA. From 1992 to 2001, he was Chairman and Chief Executive Officer of Edgar M. Norris Co., Inc., an investment securities company in Greenville, SC which was acquired by Scott & Stringfellow, Inc. in 2001. He is a member of the Audit, Executive and Compensation & Long-Term Incentive Committees.	1989

Carroll D. Vinson, age 62
Mr. Vinson is owner of C. D. Vinson & Associates, a consulting firm, and a principal in VH, LLC which is a privately-owned real estate investment company. From January 1, 1994 until December 31, 1998, Mr. Vinson was President and a Director of Metropolitan Asset Enhancement Group, a private real estate holding company affiliated with Insignia Financial Group, Inc. ("Insignia") in Greenville, SC, and from June 1, 1997 until September 30, 1998, Mr. Vinson served as Chief Operating Officer of Insignia Properties Trust, a real estate investment trust which is affiliated with Insignia. He is a member of the Audit and Executive Committees.

1987

Murray H. Wright, age 57 Mr. Wright is the founder and managing director of Avitas Capital, LLC, a closely held investment banking firm, founded in 1999, in Richmond, VA. In 1986, he founded and is chief executive officer of the law firm of Wright, Robinson, Osthimer & Tatum, Richmond, VA. He serves on the Audit, Nominating and Compensation & Long-Term Incentive Committees.	2001

BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Executive, Audit, Compensation & Long-Term Incentive and Nominating Committees of the Board of Directors.

The members of the Executive Committee are James Lane, Chair, Ralph Matera and Carroll Vinson. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee does not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. During the past fiscal year, this Committee met one time.

The Audit Committee members are Glenn Oxner, Chair, Carroll Vinson and Murray Wright. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the amended charter is attached to this proxy statement as Appendix A. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. The Audit Committee held six meetings during the year. During these meetings, the Audit Committee reviewed and discussed the audited financial statements to be included in the Company's Annual Report on Form 10-K, and the Form 10-Qs for each quarter prior to filing with the SEC with management and representatives of Ernst & Young, reviewed the Audit Committee Charter and had oversight of the development and implementation of the Company's Code of Conduct.

The Compensation & Long-Term Incentive Committee, currently comprised of Murray Wright, Chair, Sibyl Fishburn and Glenn Oxner, is responsible for reviewing and making recommendations to the Board related to salaries, wages, bonuses and benefits for officers of the Company and for administering the Company's stock option program including the granting of options thereunder. This Committee met three times during the last fiscal year.

The Nominating Committee is comprised of Sibyl Fishburn, Chair, Ralph Matera and Murray Wright. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee met once in 2002. The Nominating Committee will consider nominees recommended by shareholders if the recommendations are forwarded to the Secretary of the Company for transmission to the Nominating Committee not less than 30 days nor more than 60 days prior to the Annual Meeting of Shareholders, and are otherwise in compliance with the Company's Bylaws. The Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting. Nominations for election as Directors may also be made from the floor at the Annual Meeting of Shareholders provided such nominations are in accordance with the notice procedures set forth in the Company's Bylaws.

During fiscal year 2002, the Board of Directors met five times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

EXECUTIVE OFFICERS

Information about Mr. Matera, the Company's Chief Executive Officer, is set forth above under "Election of Directors."

Name, Age and Principal Position and Five-Year Business Experience

Gregory M. Bowie, age 53 Vice President, Finance since May 1994.

Ronald H. Braam, age 59 President, Specialty Chemicals Group since December 1999; President of Manufacturers Chemicals, L.P., wholly-owned by the Company from October 1996 to December 1999.

Cheryl C. Carter, age 52 Corporate Secretary since June 1987.

Ronald L. Matthews, age 54
President of Organic-Pigments Corporation, wholly-owned by the Company since January 1, 2002; President of Blackman Uhler Colors Segment from December 1999 to June 30, 2002. From October 1996 to December 1999, he was Sales Manager for Blackman Uhler Chemical, a Division of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2002, all filing requirements applicable to its officers and directors were met.

THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's cash compensation policies are intended to provide senior managers, including the executive officers, with strong motivation to strive diligently to produce and maintain a high level of profitability. The principal elements of the policies are as follows. Base salaries of senior managers are at levels intended to be toward the lower range of base salaries for their peers in comparable companies. Offsetting the lower salaries are short-term incentive plans that provide cash bonuses equal to a percent of profits before income taxes in excess of a predetermined percentage of equity. Subsidiary, divisional and group senior managers participate in profit sharing pools determined solely by the performance of their respective subsidiary, division or group while the Chief Executive Officer's bonus is based on consolidated profitability. The overall effect is to make every senior manager's cash compensation highly dependent on the profitability of the unit for which he/she works. When hiring new senior managers, the Company often guarantees a minimum bonus for the first year of employment that ensures that total first year compensation will be adequate to attract the quality of managers the Company seeks to employ. Mr. Braam's salary is subject to an employment agreement negotiated at the time Manufacturers Chemicals Corporation was purchased by the Company. No performance criteria except profits as related to equity were used to determine 2002 bonus compensation for the Chief Executive Officer and other executive officers other than the Vice President, Finance.

The Summary Compensation Table and Notes thereto provide details of the short-term incentives provided to the Chief Executive Officer and other executive officers (except the Vice President, Finance) for each of the past three years. It also shows for each of the past three years the portion of cash compensation representing bonuses dependent upon profitability.

The Vice President, Finance is paid a salary believed to be toward the lower end of the range of salaries for this position in comparable companies. He is also eligible for a discretionary bonus based on various considerations, including the Company's financial results, compensation of other executive employees and an evaluation of his job performance.

A long-term incentive is also provided to senior managers that links their interests directly to those of the Company's shareholders. Options are granted to executive officers under incentive stock option plans adopted in 1988 and 1998 that only reward them if the price of the Company's stock increases after the dates on which the options are granted. Options are not granted on a regular basis nor on any specific criteria. They are granted from time to time based on the Committee's determination that they will likely increase the long-term motivation of the recipient without an unreasonable amount of potential dilution to shares outstanding.

The Committee reviews the compensation of the Company's executive officers annually and believes such compensation has been fair to both the executives and the Company's shareholders.

The Compensation & Long-Term Incentive Committee
Murray Wright, Sibyl Fishburn and Glenn R. Oxner

Common Stock Performance

As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of cumulative total shareholder return for the Company with the cumulative total return of a broad equity market index and an index of appropriate similar companies. The Company has selected as a broad equity market index comparison the Nasdaq Non-Financial. Because the Company is in two distinctly different businesses, there is no similar industry "peer" group with which to compare. Thus, the Company has selected as the most appropriate peer group the Russell 2000 which is an index of companies with comparable market capitalizations.

			Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
SYNALLOY CORPORATION	100.00	61.29	53.92	35.23	26.39	31.64
RUSSELL 2000	100.00	97.45	118.17	114.60	117.45	93.39
NASDAQ NON-FINANCIAL	100.00	146.75	287.81	167.75	128.19	83.85

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the total annual compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the chief executive officer and the executive officers of the Company whose total annual salary and bonus for the fiscal year ended December 28, 2002 exceeded $100,000.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name, Age and Principal Position	Year	Salary($)	Bonus($) (1)	Other Compensation ($) (2)	Securities Underlying Options (#)	All Other Compensation ($) (3)
Ralph Matera Chief Executive Officer of Company since February 1, 2002; President of Synalloy and Chief Executive Officer of Bristol Metals, L.P. since July 25, 2001.	2002 2001	180,000 80,020	6,000 31,161	- 43,145	22,000 100,000	1,800 -

James G. Lane, Jr. Chairman of the Board; Chief Executive Officer until his retirement at January 31, 2002.	2002 2001 2000	15,000 180,000 180,000	- - -	266,000 300,000 -	- - -	600 6,800 9,400

Gregory M. Bowie Vice President, Finance	2002 2001 2000	127,600 123,850 120,240	31,000 46,000 42,600	- - -	12,000 - -	6,944 6,658 6,410

Ronald H. Braam President, Synalloy Chemicals Group	2002 2001 2000	156,240 156,240 156,240	- - 25,000	- - -	12,000 - -	16,753 17,303 17,076

Ronald L. Matthews President of Organic-Pigments Corporation, a subsidiary of the Company since July 1, 2002; President of Blackman Uhler Colors Segment from December 1999 to June 30, 2002.	2002 2001 2000	120,240 120,240 120,240	- - 25,000	- - -	12,000 - -	4,810 5,810 4,810

NOTES

(1) Bonuses - Cash bonuses based on a short-term incentive plan provide for bonuses to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2003) of average shareholders' equity for the applicable division or subsidiary. Messrs. Braam and Matthews are eligible for bonuses under this plan. Mr. Matera was a participant in this plan from July 2001 until January 31, 2002. Upon becoming Chief Executive Officer of Synalloy, Mr. Matera is no longer eligible to participate in this plan. Mr. Bowie does not participate in this bonus plan. The bonuses paid to Messrs. Braam and Matthews in 2000 were minimums agreed upon for the first year after they assumed more responsibilities when the Chemicals Group was reorganized.

(2) Other Annual Compensation - Includes $41,586 attributable to relocation expense for Mr. Matera in 2001 and deferred compensation paid to Mr. Lane in 2001 and 2002.

(3) All Other Compensation - Includes for each of Messrs. Matera, Bowie and Matthews the Company's contributions pursuant to the 401(k) Employee Stock Ownership Plan. Includes for Mr. Braam contributions pursuant to the 401(k) Employee Stock Ownership Plan of $6,250 in 2002, $6,800 in 2001 and $6,574 in 2000, and the full dollar value of the entire premiums paid by the Company for split dollar life insurance policies of $10,503 in 2002, $10,503 in 2001 and $10,502 in 2000.

Employment Contracts - The Company has a written employment agreement with Ralph Matera pursuant to which he is entitled to receive an annual base salary effective July 2001, of $180,000 per year, until July 2003. Mr. Matera participated in the divisional short-term incentive plan from July 2001 through January 31, 2002, subject to a minimum bonus of $6,000 per month. Effective February 1, 2002, he is entitled to "bonus-compensation" equal to a percentage (5% for 2003) of net earnings before income taxes in excess of a predetermined percent (10% for 2003) of average shareholders' equity. This agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Matera's disability or death, under specified conditions, during the term of his employment with the Company.

The Company has a written employment agreement with Mr. Braam that provides an annual salary of $156,240 and participation in the Management Incentive Plan, if any, for Specialty Chemicals Segment through November 25, 2003. He was also a participant in the Manufacturers Chemicals L.P. Management Incentive Plan from January 1, 2000 to December 31, 2002. During 2002 he also participated in the Specialty Chemicals Management Incentive Plan excluding Manufacturers Chemicals. Beginning January 1, 2003, Mr. Braam is a participant in the Management Incentive Plan for the Specialty Chemicals Segment.

Stock Option Plans

Currently, there are options outstanding under the 1988, 1994 and 1998 Stock Option Plans and available for grant under the 1994 and 1998 Plans. All of the plans have been approved by stockholders. The 1988 and 1998 Plans provide for such options to be granted to officers and key employees of the Company, its subsidiaries and divisions to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The 1994 Plan provides for such options to be granted to non-employee directors. The option price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Certain restrictions exist as to the time in which options can be exercised. With regard to the 1988 Plan, approved at the May 26, 1988 Annual Meeting and the 1998 Plan, approved at the April 30, 1998 Annual Meeting, options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which he/she is employed) is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise in addition to the above, 50% of the options not otherwise exercisable because of the holding period requirement subject to certain limitations. No options may be exercised under the 1988 and 1998 Plans after 10 years from date of grant. The incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. The grant period for the 1988 Plan expired in January 1998. In no event shall options under all Plans having an aggregate fair market value in excess of $100,000 at the dates of grants become exercisable by an optionee for the first time during a calendar year. Under the 1994 Plan, approved at the April 29, 1994 Annual Meeting, each non-employee director as of his or her election or re-election as a member of the Board automatically received an option for 1,500 common shares. The Board of Directors voted on February 6, 2003 to suspend granting additional options to directors. In the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised within three years not to exceed 10 years after date of grant. At February 25, 2003, there were 603,250 options outstanding under all plans of which 315,950 were exercisable.

Option/SAR Grants in Last Fiscal Year

Name	# of Securities Underlying Options Granted	% of Total Options Granted to Employees in the Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (1)	Grant Date Present Value ($) (2)	Market Price Required to Realize Grant Date Present Value ($/Sh)
Ralph Matera	22,000	13.5%	$4.65	4/25/12	$71,720	$7.91

James G. Lane	1,500.9%		4.65	4/25/12	4,890	7.91

Gregory Bowie	12,000	7.3%	4.65	4/25/12	39,120	7.91

Ronald Braam	12,000	7.3%	4.65	4/25/12	39,120	7.91

Ronald Matthews	12,000	7.3%	4.65	4/25/12	39,120	7.91

1. The options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis and expire 10 years after date of grant except for Mr. Lane's option which was granted under the 1994 Non-Employee Directors Stock Option Plan after his retirement.

2. The dollar amounts under this column are the result of calculations using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. The following weighted-average assumptions were used in the above table: risk-free interest rate of five percent; volatility factors of the expected market price of the Company's Common Shares of .694; and an expected life of the option of seven years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock option plans are not registered, optionees are required to hold the stock for a minimum of one year after exercise. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its options. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option one year after the date of exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Table

The following table summarizes the number of unexercised options held by the named executives at fiscal 2002 year end.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable (E) Unexercisable (U)	Value of Unexercised in-the- Money Options at Fiscal Year End Exercisable (E) Unexercisable (U) (1)
R. Matera	0	N/A	20,000 (E) 102,000 (U)	$0 (E) 0 (U)

J. G. Lane	0	N/A	24,750 (E) 4,500 (U)	$0 (E) 0 (U)

G. M. Bowie	0	N/A	42,000 (E) 15,000 (U)	$0 (E) 0 (U)

R. H. Braam	0	N/A	20,500 (E) 19,000 (U)	$0 (U) 0 (E)

R. L. Matthews	0	N/A	13,600 (E) 18,400 (U)	$0 (E) 0 (U)

1. Values are calculated by subtracting the exercise price from the average of the high and low prices as quoted on NASDAQ National Market Listing on the date prior to exercise or at year end, as appropriate. The closing stock price at fiscal year end was less than the exercise price on all options outstanding.

RETIREMENT PLANS

Salary Continuation Agreements

Mr. Braam has a salary continuation agreement with the Company whereby if he continues employment until his retirement in 2009, he will receive the cash value proceeds of a policy in force with a current cash value of approximately $70,000. In the event Mr. Braam elects to retire early, entitlement to his cash valuation will be waived. The Company had a salary continuation agreement with R. H. Braam which provided for payments of $15,000 per annum in the event of pre-retirement death or $40,000 per annum following retirement for 10 years. Effective February 5, 2003, the agreement was amended to entitle Mr. Braam to receive a lump sum cash valuation of the annuity amounting to approximately $175,000 during 2003. The Company also has salary continuation agreements with six former officers, which provide for payments at retirement or death ranging from $9,750 to $28,500 per annum for 10 years in the event of pre-retirement death or the longer of 10 years or life following retirement. The present value of the future payments which will be due at retirement are accrued annually through the retirement date. The Company is the owner and beneficiary of life insurance policies on the lives of these persons. Based upon reasonable assumptions as to mortality, dividends and other factors, the Company expects to recover the cost of paying said benefits, including a factor for the use of corporate funds, through keyman life insurance proceeds. The present values of the above agreements are accrued. The cumulative amount of this accrual is $542,000.

401(k)/ESOP Plan

The Company has a 401(k)/Employee Stock Ownership Plan (the "Plan"). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older will be eligible to participate on any January 1, April 1, July 1 or October 1 following one year of service with the Company.

Employees are permitted to contribute up to 100% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contributions for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 2002 and 2003. The matching contribution is allocated monthly. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination), the discretionary portion of a participant's account balance will be vested based as follows: Zero to four years service - 0% vested; five or more years - 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The ESOP is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan is maintained in a suspense account and is withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, an employee may direct the trustee to vote shares allocated to his or her account in accordance with his or her wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualification of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For the year ended 2002, the Company's total matching contribution was $334,230.

Compensation of Directors

During fiscal year 2002, Directors who were not employees of the Company received a fee of $1,000 for attendance at each meeting, a $10,000 annual retainer fee, and an option to purchase 1,500 shares of the Company's stock (See Stock Option Plans). At the February 6, 2003 meeting of the Board, the Board determined that for the 12-month period beginning at the 2003 Annual Meeting of Shareholders, each Director elected to serve will receive 5,000 shares of the Company's stock in lieu of the annual cash retainer and option to purchase 1,500 shares of the Company's stock.The shares granted to the Directors will not be registered and are subject to forfeiture in whole or in part upon the occurrence of certain events. Directors will continue to receive a fee of $1,000 for attendance at each meeting. Committee members receive a fee of $500 for each meeting attended which is not held on the same day as a Board meeting. Directors are reimbursed for travel and other expenses related to attendance at meetings. In fiscal year 2002, Ms. Fishburn and Messrs. Lane, Oxner, Vinson and Wright were paid $14,000, $12,000, $$17,500, $18,000 and $17,000, respectively, for Board-related service. The Director who is an employee is not paid extra compensation for his service on the Board or any committee of the Board.

INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended December 28, 2002.

Audit Fees

For fiscal year 2002, the aggregate fee for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the year ended December 28, 2002 and reviews of the financial statements included in the Company's Forms 10-Q for that year totaled $130,000. Ernst & Young LLP billed the Company an aggregate of $45,000 for these professional services during 2002. The Company expects to pay $85,000 of additional fees during 2003 for such services provided in 2002.

Financial Information Systems Design and Implementation fees

Ernst & Young LLP did not provide any professional services for financial information systems design or implementation for the fiscal year ended 2002.

All Other Fees

During the year ended December 28, 2002, Ernst & Young LLP billed the Company an aggregate of $58,000 for the following professional services provided during 2002: preparation of 2001 income tax return, and assistance with income tax issues. The Company does not expect Ernst & Young to bill any additional amounts during 2003 for such services provided in 2002.

The Audit Committee has reviewed the services provided by Ernst & Young LLP discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining Ernst & Young's independence.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management the company's audited financial statements for the year ended December 28, 2002. The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to the discussed by SAS 61, as may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Ernst & Young LLP, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002.
The Audit Committee - Glenn Oxner, Carroll Vinson and Murray Wright.

STOCKHOLDERS' PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be considered by the Company for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by the Company at its principal executive offices, Croft Industrial Park, PO Box 5627, Spartanburg, SC 29304, no later than November 29, 2003. In order for a shareholder to bring any business or nominations before the 2004 Annual Meeting of Shareholders, certain conditions set forth in the Company's Bylaws must be complied with, including but not limited to, the delivery of a notice to the Secretary of the Company not less than 30 nor more than 60 days in advance of the 2004 Annual Meeting which is tentatively scheduled on April 29, 2004.With respect to any shareholder proposal not received by the Company prior to February 13, 2004, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Cheryl C. Carter
Secretary

APPENDIX A

SYNALLOY AUDIT COMMITTEE CHARTER

Membership

The audit committee shall be appointed by the board of directors and shall be comprised of at least three directors. All members of the audit committee shall be independent as defined by the rules and listing standards applicable to the Company and shall meet any other requirements for audit committee membership imposed by such rules and standards.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to direct the management of the business and affairs of the Company and, to the extent such authority is delegated to the Committee, to exercise the authority of the board of directors with respect to the matters so delegated.

Responsibilities

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board in a manner which is consistent with the members' duties as directors exercising their business judgment and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Company recognizes that the members of the financial management of the Company, as well as the independent auditors, have more knowledge and more detailed information about the Company that do the members of the committee; consequently, in carrying out its oversight responsibilities, the audit committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may diverge from this guide as it deems appropriate given the circumstances. The processes are to:

  Review and select the independent auditors to be engaged to audit the financial statements of the company and its divisions and subsidiaries, set the terms of the engagement, oversee the work of and, where appropriate, replace the independent auditors. The independent auditor shall report directly to the Audit Committee.
  Have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors.
  Be responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.
  Pre-approve all audit and non-audit services, including the terms thereof, provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.
  Review with the independent auditors and financial management of the Company the scope of the proposed audit and quarterly reviews for the current year and the procedures to be used, and the adequacy of the independent auditor's staffing and compensation.
  Make or cause to be made such other reviews or examinations as the committee may deem advisable with respect to the adequacy and effectiveness of the accounting and financial controls of the Company, and take such action with respect thereto as the committee deems appropriate.
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.
  Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to manage such risks.
  Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
  Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.
  Receive a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.
  Review with management and the independent auditors the financial statements to be contained in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to filing of the Form 10-K), including their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosures used or proposed to be used. Review with financial management and the independent auditors significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors.
  Meet separately with the independent auditors without members of management present to discuss the independent auditors' evaluation of the company's financial accounting and personnel, the cooperation that the independent auditors received during the course of audit, and to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee The committee shall also discuss with the independent auditors the Company's policies and procedures or assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g. Company's Code of Conduct).
  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
  Set clear hiring policies for employees or former employees of the independent auditors that meet SEC and Nasdaq regulations.
  Receive corporate attorney's reports of evidence of material violations of securities laws or breaches of fiduciary duty.
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships with and professional services to the Company as required by Independence Standards Board Standard No. 1. In addition, review with the independent auditors any disclosed relationships or professional services that may affect the objectivity and independence of the auditors and take, or recommend that the board of directors take, appropriate action to oversee the continuing independence of the auditors.
  At least annually, obtain and review a report by the independent auditors describing:
  The independent audit firms' internal quality control procedures
  Any material issues raised by the most recent internal quality control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent audit firm, and any steps taken to deal with any such issues.
  Annually review and reassess the adequacy of this Charter.
  Prepare any report of the Committee required by the regulations of the Securities and Exchange Commission, to be included in the Company's proxy statement for its annual meeting of shareholders as required by the SEC.

 Other Authority

The Committee shall have authority to investigate, as it deems appropriate, any matter brought to its attention in the scope of its duties.

The Committee may retain outside counsel and consultants to assist it in performing its duties as it sees fit.

The Company shall promptly pay all expenses of counsel, consultants or other expenditures authorized by the Committee.

General Standards for Members of the Committee

Members of the Committee shall discharge their duties as members of the Committee in accordance with the standards of Section 141 of the Delaware General Corporation Law, as amended, and subject to the provisions of the Company's Certificate of Incorporation.

SYNALLOY CORPORATION
POST OFFICE BOX 5627. SPARTANBURG, SC 29304

This Proxy is Solicited by The Board of Directors for the Annual Meeting of Shareholders on April 24, 2003

The undersigned hereby appoints Gregory M. Bowie and Cheryl C. Carter, or any one or more of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at Spartanburg, South Carolina on Thursday, April 24, 2003, at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

Said proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR proposal 1.

Please sign on reverse side and return in the enclosed postage-paid envelope.

.

(1) Election of Directors

For All ______	Withhold on all______	Nominees
Sibyl N. Fishburn
James G. Lane, Jr.
Ralph Matera
Glenn R. Oxner
Carroll D. Vinson
Murray H. Wright

(FOR ALL, except votes withheld from the following nominee(s):

____________________________________________________

(2) Upon any other matter that may properly come before the meeting or any adjournment thereof, as the proxies in their discretion may determine.

________________________________________________________________________________________________________

Signature	Date	Signature if held jointly	Date

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.